Exhibit 99.1
FOR IMMEDIATE RELEASE, CONTACT:
Michael H. Braun, CEO (954) 308-1322,
Ronald Jordan, CFO (954) 308-1363,
or Erick A. Fernandez, CAO (954) 308-1341
Federated National Holding Company

FEDERATED NATIONAL HOLDING COMPANY
ANNOUNCES CLOSING OF MONARCH ACQUISITION
AND UPDATE TO FINANCIAL RESULTS RELEASE DATE

Sunrise, Florida, February 22, 2018 - Federated National Holding Company (the “Company”) (NASDAQ: FNHC), an insurance holding company, announced today that its wholly owned subsidiary, Federated National Insurance Company (“FNIC”), has completed the previously announced purchase of interests in Monarch Delaware Holdings LLC (“MDH”) held by the Company’s joint venture partners and repayment of the related debt.

FNIC purchased for $12,282,000 in cash the Class A membership interests of MDH held by Crosswinds Investor Monarch LP, representing 42.4% of MDH’s membership interests, and purchased for $4,403,000 in cash the Class B membership interests of MDH held by Transatlantic Reinsurance Company (“TransRe”), representing 15.2% of MDH’s membership interests.  The outstanding principal and accrued but unpaid interest due on the $5.0 million note to TransRe was also repaid in full.  With the closing of this acquisition, FNIC now owns 100% of Monarch National Insurance Company, the primary operating subsidiary of MDH.

The Company also announced that it has rescheduled the release of its 2017 fourth quarter and year-end financial results to after 4:00 PM (ET) on Tuesday, March 13, 2018. The investor conference call will be held on Wednesday, March 14, 2018, at 9:00 AM (ET).

The Company’s CEO and President, Michael H. Braun, and its CFO, Ronald A. Jordan, will discuss the financial results and review the outlook for the Company. Messrs. Braun and Jordan invite interested parties to participate in the conference call. A live webcast of the call will be available online at www.FedNat.com (in the Conference Calls section). Listeners interested in participating in the Q&A session can access the conference call by dialing toll free 877-303-6913. Participants are advised to join the call at least five minutes in advance. A webcast replay of the conference call will be available shortly after the live webcast is completed and may be accessed via the Company’s website.

About the Company

The Company is authorized to underwrite, and/or place through its wholly owned subsidiaries, homeowners’ multi-peril, personal automobile, commercial general liability, federal flood, and various other lines of insurance in Florida and various other states. The Company also serves as managing general agent for its joint venture, Monarch National Insurance Company. The Company markets and distributes its own and third-party insurers’ products and our other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

Forward-Looking Statements /Safe Harbor Statements

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:
•	Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
•	Descriptions of plans or objectives of management for the proposed use of offering proceeds, future operations or termination of certain operations, or insurance products or services;
•	Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
•	Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company’s business; the adequacy of its reserves for losses and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our potential failure to meet minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends, including as a result of insureds’ assignment of benefits; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact our subsidiaries’ operations may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company’s investment portfolio; insurance agents; ratings by industry services; the reliability and security of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.